Exhibit 99.1

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy to Test Technology for Generating Electricity from Motion of Cars at Four Seasons Hotel Washington, DC on October 12, 2009

Previous tests of Company’s MotionPower™ system at Burger King® drive-thru result in significant engineering enhancements, including: capacity to increase electrical power, greater durability, lower maintenance costs, and reduced size.

Burtonsville, MD – October 1, 2009 – New Energy Technologies, Inc. (Symbol: NENE), a next-generation alternative and renewable energy developer, today announced that important durability tests of the Company’s MotionPower™- Auto technology for generating electricity from the movement of cars will be conducted at the Four Seasons Hotel Washington, DC on Monday, October 12, 2009 at 2800 Pennsylvania Avenue, NW in front of the Hotel’s porte-cochere.  This is the first time that New Energy’s MotionPower™ technology is being tested at a hotel property.

The Four Seasons Washington, DC hotel has an outstanding and effective environmental program.  Management and staff are dedicated to pursuing, maintaining, and implementing standards that reflect their commitment to environmental, social and economical responsibilities, all without compromising the guest experience.  In 2008 the hotel was awarded the Good Earth Keeping award by the Hotel Association of Washington, DC.

“It’s an honor to be supporting new and creative ways to produce clean energy through technologies like the one developed by New Energy,” stated Tony Savage, Director of Property Operations at Four Seasons Hotel Washington, DC. “We’re a brand that’s examining all the possibilities for making a 'greener' existence for the hotel industry.”

“We are privileged to be working alongside such a well-noted brand as the Four Seasons as we continue to advance the development of our MotionPower™ technology with this second set of durability tests,” stated Mr. Meetesh V. Patel, President and CEO of New Energy Technologies, Inc. “The data we collected from our first set of tests at a high-traffic Burger King® drive-thru during the busy Labor Day long weekend has already produced significant engineering improvements to our MotionPower™ technology, and I’m hopeful we can replicate that same success at the Four Seasons in the upcoming weeks.”

Earlier this month, the Company announced that first-ever durability field tests of the Company’s MotionPower™ technology were successfully conducted, resulting in numerous important engineering and design advancements, including:

  Increasing the amount of electricity generated from each pass of a vehicle by making use of multiple input power mechanisms, and a novel storage system which will help to better utilize the power of each wheel’s weight, capture it and retain it for conversion to electrical energy;

  Improving durability of the system through design modifications and materials selection;

  New design features, mimicking the appearance and feel of a conventional speed bump/hump;

  Reducing the length of the system to 12” from 12’ by eliminating the existing elevated ramp structures;

  Minimizing the vertical height of the system in order to calm potential driver disruption; and reduce the rolling resistance of the device; and

  Repositioning moving parts into a single housing unit, allowing for quicker, easier, and lower-cost maintenance.

New Energy’s MotionPower™ technology is designed to be installed in locations where vehicles are required to reduce their speed, thus ensuring that the system only makes use of vehicle energy that would be required to slow down and does not ‘rob’ vehicles of energy they would otherwise use to accelerate.  The MotionPower™ system captures the vehicles’ excess kinetic rolling energy and creatively converts that energy into a novel alternative energy source.

Every day, millions of vehicles slow or come to a stop at toll plazas, rest areas, traffic calming areas, drive-thrus, and countless other roadway points. New Energy hopes to utilize its MotionPower™ devices to make use of the energy wasted by these millions of cars, trucks, and heavy vehicles when they slow down or come to a full stop countless times throughout the day, and convert this otherwise wasted energy into valuable, clean electricity.

Once fully optimized and installed, engineers anticipate that MotionPower™ devices may be used to augment or replace conventional electrical supplies for powering roadway signs, street and building lights, storage systems for back-up and emergency power, and other electronics, appliances, and even devices used in homes and businesses such as the Four Seasons Hotel Washington, DC and other commercial sites participating in New Energy’s ongoing durability tests.

Four Seasons Hotel Washington, DC is located in Washington, DC’s historic Georgetown on Pennsylvania Avenue overlooking the Chesapeake and Ohio Canal (the water transportation system built by George Washington).  The hotel sits only 12 short blocks from the White House in the nation’s capital, and is notably North America’s first Four Seasons Hotel.

Four Seasons is a leader in the hospitality industry, known for its highly personalized, caring, 24-hour service.  With 82 hotels in 34 countries, and more than 40 properties in development around the world, Four Seasons offers an unparalleled travel experience in the most sought after urban and resort destinations.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•         MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles. An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways, every day; and

•         SolarWindow™ technologies which enable transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a recently published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.